Exhibit 3.1 As Amended as of April 23, 2026 BYLAWS OF KONTOOR BRANDS, INC. (A North Carolina Corporation) ARTICLE I MEETINGS OF SHAREHOLDERS Section 1. Place of Meeting. Meetings of shareholders shall be held at such location, within or without the State of North Carolina, as may be fixed from time to time by the Board of Directors or, in the case of a special meeting, the Secretary. If a meeting of the shareholders is held by means of remote communication as provided in Section 9(viii) hereof pursuant to which the shareholders have a reasonable opportunity to participate in the meeting, read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and, subject to such guidelines and procedures as the Board of Directors may adopt, make appropriate motions and comment on the business of the meeting, the meeting need not be held at a particular geographic location. Section 2. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and on such date as the Board of Directors shall determine. Section 3. Special Meetings. Special meetings of shareholders may be called at any time solely by the Chairman of the Board of Directors, the chief executive officer of the Corporation or the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. Section 4. Adjournment. Adjournment or adjournments of any annual or special meeting may be taken, including one at which directors are to be elected, for such period as the presiding officer or the shareholders present and entitled to vote shall direct. Section 5. Notice of Meetings. Written notice (conforming to the provisions of Section 1 of Article IV of these Bylaws) of every meeting of the shareholders shall be given by the Secretary, in the case of an annual meeting, and by or at the direction of the person or persons authorized to call the meeting, in the case of a special meeting, to each shareholder of record entitled to vote at the meeting, no fewer than 10 nor more than 60 days prior to the day named for the meeting, unless a greater period of notice is by law required in a particular case. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or the North Carolina Business Corporation Act requires notice of the business to be transacted and such notice has not previously been given. If the Corporation solicits proxies generally with respect to a meeting of its shareholders, it need not give notices of the meeting, or any material that accompanies the notice, to any shareholder not entitled to vote at the meeting. Section 6. Quorum of Shareholders. A meeting of shareholders duly called shall not be organized for the transaction of business unless a quorum is present. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to cast a vote on the particular matter to be acted upon shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. To the extent a quorum is present with respect to consideration and action on a particular matter or matters but a quorum is not present as to another matter or other matters, consideration and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine; provided, however, that (i) in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors and (ii) in the case of a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although

2 less than a quorum as fixed in the North Carolina Business Corporation Act or in these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. Section 7. Shareholders’ List. After a record date is fixed for a meeting, the Secretary of the Corporation shall prepare an alphabetical list of the names of all the Corporation’s shareholders who are entitled to notice of the shareholders’ meeting. Such list shall be arranged by voting group (and within each voting group by class or series of shares) and shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be made available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at such other place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. Section 8. Organization. At every meeting of the shareholders, the Chairman of the Board of Directors, or in his or her absence, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting and the Secretary, or in his or her absence, a person appointed by the Chairman, shall act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the shareholders shall vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the chairman of the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section 9. Voting. (i) Voting Rights. Except as otherwise provided in the Articles of Incorporation of the Corporation, or by law, every shareholder of record shall have the right, on each matter submitted to a vote at a meeting of the shareholders, to one vote for every share standing in his or her name on the books of the Corporation. Holders of fractional shares shall not be entitled to any vote in respect thereof. Every shareholder may vote either in person or by proxy. (ii) Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy appointment form shall be executed or authenticated by the shareholder, or by the shareholder’s duly authorized attorney-in-fact, and shall be filed with, or transmitted to, the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An appointment of a proxy, unless coupled with an interest (as defined in Section 55-7-22 of the North Carolina Business Corporation Act), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy appointment form to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or

3 its designated agent in writing or by electronic transmission. No unrevoked appointment of proxy shall be valid after 11 months from the date of its execution, authentication or transmission, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation or its designated agent. A shareholder shall not sell his or her vote or execute a proxy to any person for any sum of money or anything of value. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors. (iii) Ballot. No vote by the shareholders need be by ballot, except, in elections of directors, upon demand made by a shareholder entitled to vote at the election before the voting begins. (iv) Required Vote. Except as otherwise specified in the Articles of Incorporation of the Corporation, these Bylaws or provided by law, all matters shall be decided by the vote of the holders of a majority of the shares cast at a meeting at which a quorum shall be present, though such majority be less than a majority of all the outstanding shares entitled to vote thereon. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. (v) Shares Owned by the Corporation. Shares of its own capital stock belonging to the Corporation (other than shares of its own capital stock, if any, held by it in a fiduciary capacity) shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. (vi) Shares Owned by Other Corporations. Except as otherwise required by law, shares in this Corporation owned by another corporation may be voted by any officer or agent of the latter or by proxy appointed by any such officer or agent, unless some other person, by resolution of its Board of Directors or a provision of its charter or Bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, shall be appointed its general or special proxy, in which case such person shall be entitled to vote such shares. (vii) Shares Jointly Held or Held by Fiduciaries. Shares in this Corporation held by two or more persons jointly or as tenants in common, as fiduciaries or otherwise (including a partnership), may be voted by any one or more of such persons, either in person or by proxy. If the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith. (viii) Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such rules, regulations and procedures as the Board of Directors may adopt, the shareholders not physically present at a meeting of the shareholders may, by means of remote communication: • participate in a meeting of the shareholders; • Be deemed present in person and vote at a meeting of the shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided however, that: • the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder; • the Corporation shall implement reasonable measures to provide such shareholder a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and • if any shareholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

4 (ix) Inspectors of Elections. Before any meeting of shareholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairman of the meeting shall appoint a person to fill that vacancy. Such inspectors shall: • determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots; • count all votes or ballots; • count and tabulate all votes; • determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and • certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine. Section 10. Determination of Shareholders of Record. The Board of Directors may fix a time prior to the date of any meeting of shareholders, or prior to any other date, including, but not limited to, the date fixed for the payment of any dividend or distribution, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or distribution or as a record date for any other purpose, provided that the record date shall be not more than 70 days prior to the date of the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or distribution, or to such other rights as are involved, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. Unless a record date is fixed by the Board of Directors: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the tenth day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held, (2) the record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation, and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Section 11. Procedure for Notice of Shareholder Proposals. (a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 11 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 11 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. For purposes of this Section 11, “present in

5 person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing shareholder, appear at such annual meeting, either in person or by means of remote communication. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must file such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of shareholders with the Secretary of the Corporation or its designated agent in writing or by electronic transmission. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 12 and this Section 11 shall not be applicable to nominations except as expressly provided in Section 12. (b) Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 11. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not later than (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above. (c) To be in proper form for purposes of this Section 11, a shareholder’s notice to the Secretary shall set forth: (i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Shareholder Information”); (ii) As to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of any class or series of shares of capital stock of the Corporation, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share

6 repurchase transaction or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underly any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such

7 case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of capital stock of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (G) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from shareholders in support of such proposal, and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and (iii) As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. For purposes of this Section 11, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation. (d) The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors. (e) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such

8 update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders. (f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 11. The presiding officer of the meeting (or, in advance of any meeting of shareholders, the Board of Directors or an authorized committee thereof) shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 11, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. (g) This Section 11 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 11 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 11 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. (h) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. Section 12. Procedure for Notice of Nominations for Election of Directors at a Meeting. (a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a shareholder present in person who (A) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 12 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 12 as to such notice and nomination. For purposes of this Section 12, “present in person” shall mean that the shareholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such shareholder, appear at such meeting, either in person or by means of remote communication. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must file such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of shareholders with the Secretary of the Corporation or its designated agent in writing or by electronic transmission. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting. (b) (i) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (1) provide Timely Notice (as defined in Section 11) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Section 12 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 12.

9 (ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (B) provide the information with respect to each Nominating Person and its candidate for nomination as required by this Section 12 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 12. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 11) of the date of such special meeting was first made (such notice within such time periods, “Special Meeting Timely Notice”). (iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. (iv) In no event may a Nominating Person provide Timely Notice or Special Meeting Timely Notice, as applicable, with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice, as applicable, or (ii) the tenth day following the date of public disclosure (as defined in Section 11) of such increase. (c) To be in proper form for purposes of this Section 12, a shareholder’s notice to the Secretary shall set forth: (i) As to each Nominating Person, the Shareholder Information (as defined in Section 11(c)(i), except that for purposes of this Section 12 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 11(c)(i)); (ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 11(c)(ii), except that for purposes of this Section 12 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 11(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 11(c)(ii) shall be made with respect to the nomination proposed to be made at the meeting); and provided that, in lieu of including the information set forth in Section 11(c)(ii)(G), the Nominating Person’s notice for purposes of this Section 12 shall include a representation as to whether the Nominating Person intends or is part of a group that intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and (iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person

10 were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominee Information”), (C) a completed written questionnaire (in the form provided by the Corporation within ten (10) days upon written request of any shareholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (D) a written representation and agreement (in the form provided by the Corporation within ten (10) days upon written request of any shareholder of record therefor) that such candidate for nomination (i) is not and, if elected as a director during his or her term of office, will not become a party to (x) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (iii) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (iv) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election. For purposes of this Section 12, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation. (d) The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors. (e) The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information related to such candidate’s eligibility or qualification to serve as a director as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Principles. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person. (f) A shareholder providing notice of any nomination proposed to be made at a meeting and any candidate for nomination as a director shall further update and supplement such notice or the materials delivered pursuant to this Section 12, as applicable, if necessary, so that the information provided or required to be provided in such notice or by such candidate, as applicable, pursuant to this Section 12 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be

11 made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the shareholders. (g) In addition to the requirements of this Section 12 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required in this Section 12 or by Rule 14a-19 promulgated under the Exchange Act, as applicable and (ii) if (1) any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (2) (x) such notice in accordance with Rule 14a-19(b) is not provided within the time period for Timely Notice or Special Meeting Timely Notice, as applicable, (y) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act or (z) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting of shareholders (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. (h) No candidate nominated pursuant to Section 12(a)(ii) shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 12, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 12, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. (i) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination pursuant to Section 12(a)(ii) shall be eligible to be seated as a director of the Corporation unless nominated in accordance with this Section 12 and elected as a director. Section 13. Delivery to the Corporation. Whenever this Article I requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

12 Section 1. Powers and Election. ARTICLE II BOARD OF DIRECTORS (a) Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, and all powers of the Corporation, except as otherwise provided by law, by the Articles of Incorporation of the Corporation, or by these Bylaws, shall be exercised by the Board of Directors. (b) Election. Directors shall be elected by the shareholders in accordance with Article SEVENTH of the Articles of Incorporation of the Corporation. Section 2. Qualifications. Directors shall be natural persons but need not be residents of the State of North Carolina or shareholders in the Corporation. A director may also be a salaried officer or employee of the Corporation. If any person elected as a director shall, within 30 days after notice of his or her election fail to accept such office, either in writing or by attending a meeting of the Board of Directors, the Board of Directors may declare his or her office vacant. The Board of Directors or a committee of the Board of Directors appointed pursuant to Article III of these Bylaws shall not nominate for election or reelection as a director any candidate who has not agreed to tender, promptly following the meeting at which he or she is elected or reelected as a director, an irrevocable resignation that will be effective upon (a) the failure of such director to receive the number of votes required for reelection at the next annual meeting of shareholders at which he or she stands for reelection, and (b) the acceptance of such director’s resignation by the Board of Directors. Section 3. Number and Term of Office. The number of directors of the Corporation, and the classes thereof, shall be determined in accordance with Article SEVENTH of the Articles of Incorporation of the Corporation. Section 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman, to the President, or to the Secretary of the Corporation. Such resignation shall take effect when it is communicated unless it specifies in writing a later effective date or subsequent event upon which it will become effective. In the event that a director fails to receive the number of votes required for reelection to the Board of Directors, the Nominating and Governance Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether the Board of Directors should accept the director’s resignation tendered pursuant to Section 2 of this Article II, reject such resignation or take such other action as the Committee may recommend. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety (90) days after certification of the election results. Section 5. Removal. Directors may be removed solely in accordance with Section (D) of Article SEVENTH of the Articles of Incorporation of the Corporation. Section 6. Vacancies. Vacancies in the Board of Directors, whether occurring because of death, resignation, removal, increase in the number of directors, or because of some other reason, may be filled solely in accordance with Section (E) of Article SEVENTH of the Articles of Incorporation of the Corporation and this Section. The Board of Directors shall not fill a vacancy on the Board of Directors or a newly created directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the Board of Directors, an irrevocable resignation that will be effective upon the occurrence of the events set forth in both of the following clauses (a) and (b): (a) the failure of such director to receive the number of votes required for reelection at the next annual meeting of shareholders at which he or she stands for reelection, and (b) the acceptance of such director’s resignation by the Board of Directors. Section 7. Place of Meeting. The meetings of the Board of Directors may be held at such place, within the State of North Carolina or elsewhere, as a majority of the directors may from time to time determine, or as may be designated in the notice calling the meeting.

13 Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times as shall be designated from time to time by resolution of the Board of Directors and at such location as may be designated in the notice calling the meeting. At such meetings the directors shall transact such business as may properly be brought before the meeting. Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President, or by a majority of the directors, and shall be held at such time and place as shall be designated in the notice for the meeting. Section 10. Notice of Meetings; Adjournment. Notice, in accordance with the provisions of Article IV, Section 1 of these Bylaws, of each special meeting shall be given, by or at the direction of the person authorized to call such meeting, to each director, at least six hours prior to the commencement of the meeting. Notice of regular meetings need not be given. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by an announcement at the meeting at which such adjournment is taken. Section 11. Quorum. Except as otherwise specified in the Articles of Incorporation of the Corporation, these Bylaws or provided by law, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Section 12. Organization. At every meeting of the Board of Directors, the Chairman of the Board of Directors, or in his or her absence, the director designated by the vote of the majority of the directors present at such meeting, shall preside, and the Secretary, or, in his or her absence, any person appointed by the Chairman or such other designated director, shall act as secretary. Section 13. Action By Consent of Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any Board committee may be taken without a meeting if, prior or subsequent to the action, a consent in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation. A consent may be given by any means permitted by the North Carolina Business Corporation Act. Section 14. Participation in Board Meetings By Conference Telephone or Other Electronic Technology. One or more directors may participate in a meeting of the Board of Directors or of any Board committee by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present in person at the meeting. Section 15. Compensation of Directors. Each director who is not a salaried officer or employee of the Corporation or its subsidiaries shall be compensated for his or her services as a member of the Board of Directors or any committee thereof in such manner as the Board of Directors by resolution shall from time to time provide. Directors shall also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board of Directors or any such committee. ARTICLE III Committees Section 1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, delegate the Chairman of the Board, and one or more additional directors to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation, except that such Executive Committee shall not have any power or authority as to the following: (i) the authorization or approval of distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (ii) the approval of, or the proposal to shareholders of, any action requiring approval of shareholders under the North Carolina Business Corporation Act; (iii) the filling of vacancies in the Board of Directors or any of its committees; (iv) the amendment of the Articles of Incorporation of the Corporation; (v) the adoption, amendment or repeal of the Bylaws; (vi) the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors;

14 (vii) the approval of a plan of merger not requiring shareholder approval; and (viii) action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at each regular meeting. Section 2. Other Committees. The Board of Directors may, at any time and from time to time, appoint one or more other committees, consisting of one or more directors, to perform such duties and make such investigations and reports as the Board of Directors shall by resolution determine, except that any such committee shall be subject to the same restrictions on power and authority as the Executive Committee set forth in Section 1 of this Article III. Such committees shall determine their own organization and times and places of meeting, unless otherwise directed by such resolution. Section 3. Term. Each committee of the Board of Directors and the members thereof shall serve at the pleasure of the Board of Directors. ARTICLE IV Notice - Waiver Section 1. Notice – What Constitutes. Whenever, under the provisions of the North Carolina Business Corporation Act or of the Articles of Incorporation of the Corporation or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof by either of the following methods: (i) by first class or express mail or courier service, charges prepaid to his or her postal address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of notice. Notice pursuant to this clause (i) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with the courier service for delivery to that person; or (ii) by facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the Corporation for the purpose of notice. Notice pursuant to this clause (ii) shall be deemed given to the person entitled thereto when sent. Such notice shall specify the place, day, and hour of the meeting, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted. Section 2. Waiver in Writing. Whenever, under the provisions of the North Carolina Business Corporation Act or of the Articles of Incorporation of the Corporation or of these Bylaws or otherwise, any written notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Section 3. Waiver by Attendance. The presence of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Section 4. Notice Not Required. The giving of notice required under these Bylaws is not required to be given to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months, if such communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, notice shall be given to that shareholder as required under these Bylaws. Section 5. Bulk Mail. Notice of any regular or special meeting of the shareholders or any other notice required by the North Carolina Business Corporation Act, the Articles, or these Bylaws to be given to all shareholders or to all

15 holders of a class or a series of shares, may be given by any class of post-paid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice. ARTICLE V Officers and Agents Section 1. Officers. The officers of the Corporation may include a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, and such other officers and assistant officers as the Board of Directors may from time to time determine. Section 2. Qualifications. Any two or more offices may be held by the same person, provided that no person may act in more than one capacity where action of two or more officers is required. It shall not be necessary for the officers to be directors. The Board of Directors may secure the fidelity of any or all of the officers by bond or otherwise, as provided for by this Article V. Section 3. Election and Term of Office. The officers of the Corporation shall be elected or appointed by the Board of Directors at its annual meeting, but the Board of Directors may elect or appoint officers or fill any vacancies among the officers at any other meeting. Subject to earlier termination of office as herein provided, each officer shall hold office for one year and until his or her successor shall have been duly elected or appointed and qualified. Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman, or to the President, or to the Secretary, of the Corporation. Any such resignation shall take effect when it is communicated unless it specifies in writing a later effective time. Section 5. Removal of Officers. Any officer or agent of the Corporation may be removed with or without cause by the Board of Directors, the appointing officer or any other officer if authorized by these Bylaws or the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Section 6. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for whatever reason. Section 7. The Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. The Chairman of the Board of Directors shall serve as Chairman of the Executive Committee, subject, however, to the control of the Board of Directors. He or she shall, if present, preside as Chairman at all meetings of the shareholders and of the directors. He or she shall be, ex officio, a member of all standing committees of the Board of Directors except the Audit, Compensation and Corporate Governance and Nominating Committees. The Chairman shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He or she shall have such other powers and perform such further duties as may be assigned to him or her by the Board of Directors. Section 8. The President. Unless the Board of Directors has determined that the President shall serve as the chief executive officer of the Corporation with general supervision over the business and operations of the Corporation (subject, however, to the control of the Board of Directors), the President shall be the chief operating officer of the Corporation and shall be authorized to sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation; and in general, he or she shall perform duties incident to the office of President, and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the Chairman. If the President is serving as a director, then during the absence or disability of the Chairman of the Board, he or she shall preside at all meetings of the shareholders or the Board of Directors.

16 Section 9. The Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the senior officers of the Corporation or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents, or make such other designations of Vice Presidents as it may deem appropriate. Section 10. The Secretary. The Secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he or she shall see that notices of meetings of the Board of Directors and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; in general, he or she shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman or the President. Section 11. Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman, the President or the Secretary. Section 12. The Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, but without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into his or her hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors may authorize or direct) and, in addition, such other duties as the Board of Directors from time to time may prescribe. Section 13. Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman, the President or the Treasurer. Section 14. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors or a Committee thereof or by the Chairman. No officer shall be precluded from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Additional compensation, fixed as above provided, may be paid to any officers and/or employees for any year, based on the success of the operations of the Corporation during such year. Section 15. Agents and Employees. The Chairman, the President or any officer or employee of the Corporation authorized by the Chairman or the President may appoint or employ such agents and employees as shall be requisite for the proper conduct of the business of the Corporation and may fix their compensation and the terms of their employment. ARTICLE VI Borrowing, Deposits, Proxies, Etc. Section 1. Borrowing, etc. No officer or officers, agent or agents, employee or employees of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board of Directors for any of the above purposes and may be general or limited to specific instances. Section 2. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries, as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon the authority of such one or more officers or employees as the Board of Directors shall from time to time determine. Section 3. Voting of Shares and Proxies. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted by any officer of the Corporation at any shareholders’ meeting of such other corporation or by execution of a written consent to action. Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer himself), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any

17 of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as he or she may deem necessary or proper in the circumstances. Section 4. Execution of Instruments. Except as otherwise authorized by the Board of Directors, any note, mortgage, evidence of indebtedness, contract, or other instrument of writing, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, co-partnership, association or corporation, when signed by any one of the Chairman, the President, a Vice President, the Treasurer and the Secretary shall be held to have been properly executed for and on behalf of the Corporation. ARTICLE VII Corporate Records - Inspection Section 1. Records to be Kept. The Corporation shall keep an original or duplicate record of the proceedings of the shareholders and of the directors, and a copy of these Bylaws, including all amendments or alterations thereto, to date, certified by the Secretary of the Corporation. It shall also keep at its registered office, its principal place of business wherever located, any actual place of business of the Corporation, or at the office of the Transfer Agent or Registrar of the Corporation, a share register giving the names of the shareholders, in alphabetical order, and showing their respective addresses, the number and classes of shares held by each. It shall also keep appropriate, complete, and accurate books and records of account, which may be kept at its registered office or at its principal place of business. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time. Section 2. Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the share register, books and records of account, and records of the proceedings of the shareholders and directors, and to make copies or make extracts therefrom. ARTICLE VIII Share Certificates, Transfer Section 1. Share Certificates. Unless otherwise determined by the Board of Directors, the shares of the Corporation shall be represented by share certificates. Share certificates shall contain the matters required by law, and shall be signed by any two or more of the Chairman of the Board, the President, a Vice President, the Treasurer and the Secretary. Where such certificate is signed by a Transfer Agent or a Registrar, the signature of any corporate officer upon such certificate, and the corporate seal if one is affixed, may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Every shareholder of record shall be entitled to a share certificate representing the shares owned by him or her, but a share certificate shall not be issued by the Corporation to any shareholder until the shares represented thereby have been fully paid. The Board of Directors may determine that any or all classes and series of shares, or any part thereof, shall be uncertificated shares, in which case the Corporation shall send to the registered owner thereof a written notice containing such information as is required by law. Section 2. Transfer of Shares. Transfers of share certificates and the shares represented thereby shall be made only on the books of the Corporation by the owner thereof, or by his or her attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the

Page 18 of 18 share certificate or certificates. In the case of uncertificated shares, the transfer of shares shall be made upon receipt of such documentation as the Corporation may require. Section 3. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors may so determine, maintain in the State of North Carolina or any other state, or in both, one or more transfer offices or agencies, each in charge of a Transfer Agent or Agents designated by the Board of Directors, where the shares of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a Registrar or Registrars designated by the Board of Directors, where such shares shall be so registered, and no certificates for shares of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of share certificates of the Corporation. Section 4. Lost, Destroyed, and Mutilated Certificates. The holder of any share certificate of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation thereof, and the Board of Directors may, in its discretion, by either special or standing resolution, provide for and cause the issuance to him or her of a new share certificate or certificates, in the case of mutilation upon surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon such proof of loss or destruction and such reasonable notice by publication and/or the deposit of a bond in such form and in such sum and with such surety or sureties, as in such resolution the Board of Directors may direct. ARTICLE IX Amendments to Bylaws These Bylaws may be amended, altered, or repealed, or new Bylaws may be adopted, solely pursuant to Article TWELFTH of the Articles of Incorporation of the Corporation.